Exhibit 21

In Effect as of December 31, 2008

Subsidiaries of:	Jurisdiction
COGENT COMMUNICATIONS GROUP, INC.	(Delaware corporation)

COGENT COMMUNICATIONS, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF CALIFORNIA, INC.	(Delaware corporation)
NETWORK EQUIPMENT SOLUTIONS, LLC	(Delaware LLC)
UFO GROUP, INC.	(Delaware corporation)
ALLIED RISER COMMUNICATIONS CORPORATION	(Delaware corporation)
ALLIED RISER OPERATIONS CORPORATION	(Delaware corporation)
COGENT IH, LLC	(Delaware LLC)
COGENT WG, LLC	(Delaware LLC)
COGENT COMMUNICATIONS OF D.C., INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF FLORIDA, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF MARYLAND, INC.	(Delaware corporation)
COGENT COMMUNICATIONS OF TEXAS, INC.	(Delaware corporation)
SYMPOSIUM GAMMA, INC.	(Delaware corporation)
COGENT CANADA, INC.	(Nova Scotia corporation)
CCM COMMUNICATIONS S. de R.L. de C.V.	(Mexican corporation)
COGENT EUROPE, S.À.R.L.	(Luxembourg corporation)
COGENT BELGIUM SPRL	(Belgian corporation)
COGENT COMMUNICATIONS BULGARIA EOOD	(Bulgarian corporation)
COGENT INTERNET d.o.o.	(Croatian corporation)
COGENT COMMUNICATIONS CZECH REPUBLIC, s.r.o.	(Czech corporation)
COGENT COMMUNICATIONS DENMARK ApS	(Danish corporation)
COGENT COMMUNICATIONS ESTONIA, OÜ	(Estonian corporation)
COGENT COMMUNICATIONS FINLAND OY	(Finnish corporation)
COGENT COMMUNICATIONS FRANCE, SAS	(French corporation)
C.C.D. COGENT COMMUNICATIONS DEUTSCHLAND GMBH	(German corporation)
(with a branch office in Austria and Sweden)
COGENT COMMUNICATIONS HUNGARY, KFT.	(Hungarian corporation)
CCE COGENT INTERNET SERVICES LIMITED	(Irish corporation)
COGENT COMMUNICATIONS ITALIA S.R.L.	(Italian corporation)
COGENT COMMUNICATIONS NETHERLANDS B.V.	(Dutch corporation)
COGENT NORWAY AS	(Norwegian corporation)
COGENT COMMUNICATIONS POLAND Sp. zo. o.	(Polish corporation)
COGENT COMMUNICATIONS PORTUGAL, LDA.	(Portuguese corporation)
COGENT COMMUNICATIONS ROMANIA SRL	(Romanian corporation)
COGENT COMMUNICATIONS d.o.o.	(Serbian corporation)
COGENT COMMUNICATIONS SLOVAKIA s.r.o.	(Slovak corporation)
COGENT ADRIA, KOMUNIKACIJE, d.o.o.	(Slovenian corporation)

COGENT COMMUNICATIONS ESPAÑA S.A.

(Spanish corporation)

COGENT COMMUNICATIONS SWEDEN AB	(Swedish corporation)
COGENT INTERNET SWITZERLAND LLC	(Swiss corporation)
TOV COGENT COMMUNICATIONS UKRAINE	(Ukraine corporation)
COGENT COMMUNICATIONS UK LTD	(English / UK corporation)